Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive Q2FY08 Revenue Grows 13%
Noteworthy points
o	Revenue $62.7 million — $7.1 million adjusted EBITDA — $0.04 EPS

o	European pro forma organic revenue up 4%, but North America weakness causes 2% decline in consolidated pro forma organic revenue

o	Harmonization strategy is working, pro forma organic revenue up 103% in Germany, 285% in Asia and 7% in France

o	European bookings grow 45%, 17% decline in US bookings results in 4% growth of consolidated bookings
ROCHESTER, N.Y. — February 1, 2008 — Harris Interactive® (NASDAQ:HPOL) released financial results for its second quarter and first half of fiscal 2008, which ended December 31, 2007. Comparative results are for continuing operations only, and exclude the Rent and Recruit business, which was sold in August 2007.
Q2FY08 Results
Revenue and Internet revenue Q2FY08 vs. Q2FY07

				Acquisitions
In $ US millions	As Reported Revenue			Pro Forma Organic Revenue*			Internet Revenue
except for %	Q2FY08	Q2FY07	% Chg	Q2FY08	Q2FY07	% Chg	Q2FY08	Q2FY07	% Chg
US	$40.2	$42.3	-5%	—	—	—	$29.8	$28.4	5%
Canada	$6.5	—	na	$6.5	$7.0	-7%	$1.6	—	na
N. America	$46.7	$42.3	10%	—	—	—	$31.4	$28.4	11%
UK	$11.1	$11.6	-5%	—	—	—	$4.2	$2.4	74%
France	$1.9	$1.8	7%	—	—	—	$1.7	$1.6	7%
Germany	$2.0	—	na	$2.0	$1.0	103%	$1.8	—	na
Europe	$15.0	$13.4	12%	—	—	—	$7.7	$4.0	92%
Asia	$1.0	—	na	$1.0	$0.3	285%	—	—	na
Total	$62.7	$55.7	13%	$9.5	$8.3	15%	$39.2	$32.4	21%

*	Acquisitions pro forma organic revenue is calculated as if acquisitions had contributed full revenue for the comparable period as related to fiscal 2008. Q2FY07 pro forma organic revenue includes unaudited figures for Media Transfer (Germany), Harris/Decima (Canada) and MarketShare (Asia).
Driven by contributions from the recent acquisitions in Germany, Canada and Asia, fiscal second quarter revenue was up 13%. However, consolidated pro forma organic revenue dropped 2%, mainly due to a 5% decline in North America.
“Our global expansion and harmonization strategy is working. Newly armed with Harris capabilities, our German, French and Asian groups grew nicely in the quarter. Though Canada experienced a revenue decline caused by rapidly changing financial conditions in the US, none of the units has experienced any ill effects such as personnel attrition that sometimes can occur with acquisitions in this industry,” said Gregory T. Novak, president and CEO. “Deteriorating economic conditions in North America continue to cause disruption — especially in our healthcare and financial services groups, reinforcing the fact that in addition to the aforementioned benefits gained from global expansion, a larger footprint will help buffer the effects of industry and regional economic declines,” Novak added.
Operating/net income
Fiscal second quarter operating income was $3.5 million, down 39% when compared with operating income of $5.7 million reported for the same period last year. Net income for the quarter was $2.1 million, or $0.04 per diluted share, down 42% when compared with the second quarter of fiscal 2007. “As anticipated when we embarked upon this acquisition strategy, increased amortization, integration and interest expenses depressed EPS by more than a penny,” stated Ronald E. Salluzzo, CFO.

Adjusted EBITDA
Adjusted EBITDA1, calculated by adding back $1.1 million of non-cash stock-based compensation expense, was $7.1 million or 11.3% of revenue, down 14% when compared with $8.2 million of adjusted EBITDA, or 14.7% of revenue reported for Q2FY07. As you may recall, Q2FY07 adjusted EBITDA was increased by a $0.4 million gain related to the sale of assets.
Bookings
Bookings, including $9.5 million of bookings from recent acquisitions, were $68.2 million, up 4% when compared with $65.7 million of bookings reported for the same period a year ago. European bookings were up 45% for the quarter, but were offset by a 17% decline in US bookings, resulting in a 4% increase in consolidated bookings when compared with the same period a year ago. “Very strong organic bookings growth in Europe was not enough to offset the double-digit bookings decline we saw in the US,” said Novak. “Strong US bookings growth in our technology and consumer goods groups was offset by bookings declines in healthcare and financial services; two of the sectors that have been most affected by the downturn in the US economy,” Novak added.
Fiscal 2008 Year-to-Date Results
Revenue and Internet revenue 1HFY08 vs. 1HFY07

				Acquisitions
In $ US millions	As Reported Revenue			Pro Forma Organic Revenue*			Internet Revenue
except for %	1HFY08	1HFY07	% Chg	1HFY08	1HFY07	% Chg	1HFY08	1HFY07	% Chg
US	$78.1	$78.2	-0%	—	—	—	$56.9	$52.8	8%
Canada	$10.6	—	na	$10.6	$11.1	-5%	$2.2	—	na
N. America	$88.7	$78.2	13%	—	—	—	$59.2	$52.8	12%
UK	$20.6	$21.5	-4%	—	—	—	$7.5	$5.6	35%
France	$3.6	$3.3	12%	—	—	—	$3.3	$2.9	12%
Germany	$3.7	—	na	$3.7	$2.5	46%	$3.3	—	na
Europe	$27.9	$24.8	13%	—	—	—	$14.1	$8.5	66%
Asia	$1.3	—	na	$1.3	$0.6	122%	$0.03	—	na
Total	$117.9	$102.9	15%	$15.6	$14.3	9%	$73.3	$61.3	20%

*	Acquisitions pro forma organic revenue is calculated as if acquisitions had contributed full revenue for the comparable period as related to fiscal 2008. Q2FY07 pro forma organic revenue includes unaudited figures for Media Transfer (Germany), Harris/Decima (Canada) and MarketShare (Asia).
Operating/net income
Fiscal first half operating income was $5.1 million, down 24% when compared with operating income of $6.7 million last year. Net income for the first half was $3.2 million, or $0.06 per diluted share, down 29% when compared with the first half of fiscal 2007.
Adjusted EBITDA
For the half, adjusted EBITDA1, adding back $2.2 million of non-cash stock-based compensation expense, was $12.1 million or 10.2% of revenue.
Bookings
1HFY08 consolidated bookings were $119 million, up 10% versus last year.
Balance sheet
At December 31, 2007, cash, cash equivalents and marketable securities were $33.3 million, down from $54.0 million reported a year ago, and up from $24.1 million of cash, cash equivalents and marketable securities reported at September 30, 2007. The Company had $32.9 million of outstanding debt at December 31, 2007.
Revised FY2008 outlook
“Based on our results for the first half, we continue to drive toward the low end of revenue guidance; however the volatile and rapidly changing macro-economic outlook could continue to negatively impact our results. We will continue to invest in the high-growth areas of our business, which we expect will dampen our profitability in the second half. The company also expects to implement a series of changes designed to streamline its structure and increase its operating efficiency. We expect these changes will incur approximately $1.0 to $1.5 million in charges in our third fiscal quarter,” said Salluzzo.
Orem phone center closing
The Company will close its offices in Orem, Utah, which includes its last US-based phone center. We expect to complete the closing process in early March, 2008. During this transition, the phone center and mail services work will shift to our facilities in Canada as well as to other resources outside of North America. The Company expects to take approximately $0.4 million in charges relating to these actions in its fiscal third quarter, which are included in the total charges noted above.
Q2 results conference call and webcast access
The Company has scheduled a conference call to discuss these results for Friday, February 1, 2008 at 8:30 a.m. ET. Gregory T. Novak, president and CEO will host the teleconference. Formal remarks will be followed by a question and answer session. To access the conference call, please dial toll-free 888.679.8033 in the United States and Canada, or 617.213.4846 internationally. The passcode is 21610464.
A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release, including financial schedules, will be available at our website www.harrisinteractive.com/ir prior to the call.
Harris Interactive Key Operating Metrics — Quarterly
Updated 2/1/08

	Q2		Q3		Q4		Q1		Q2
Dollar amounts in millions US$	FY2007		FY2007		FY2007		FY2008		FY2008
Consolidated Revenue		$55.7		$51.7		$57.1		$55.2		$62.7
Internet Revenue (% of total revenue)		58%		60%		63%		62%		62%
NA Internet Revenue (% of NA revenue)		67%		68%		73%		66%		67%
European Internet Revenue (% of European revenue)		30%		30%		35%		50%		51%
Cash, Cash Equivalents & Marketable Securities		$54.0		$29.1		$33.3		$24.1		$33.3
Bookings		$65.7		$57.6		$50.9		$50.8		$68.2
Ending Sales Backlog		$64.6		$70.4		$64.9		$67.4		$72.8
Average Billable Full Time Equivalents (FTE’s)		719		728		712		766		821
Days Sales Outstanding (DSO)	43	days	35	days	43	days	49	days	43	days
Utilization		61%		64%		68%		62%		62%
Bookings to Revenue Ratio (B/R)		1.18		1.11		0.89		0.92		1.09
Harris Interactive Key Operating Metrics — Trailing Twelve Months
Updated 2/1/08

Dollar amounts in millions US$	Dec 06	Mar 07	Jun 07	Sep 07	Dec 07
Consolidated Revenue	$213.1	$213.5	$211.8	$219.8	$226.8
Internet Revenue (% of total revenue)	59%	59%	60%	61%	62%
NA Internet Revenue (% of NA revenue)	67%	67%	69%	69%	69%
EUR Internet Revenue (% of European revenue)	32%	32%	34%	36%	42%
Total Bookings	$220.7	$213.0	$217.1	$225.0	$227.4
Average Billable Full Time Equivalents (FTE’s)	715	720	720	731	757
Utilization	63%	63%	63%	64%	64%
Bookings to Revenue Ratio (B/R)	1.04	1.00	1.03	1.02	1.00
Key Operating Metrics Definitions
Bookings - The contract value of revenue-generating projects expected to take place during the next four fiscal quarters for which a firm client commitment has been received during the current period, less any adjustments to prior period bookings due to contract value adjustments or project cancellations during the current period.
Ending Sales Backlog - Prior period ending sales backlog plus current period bookings less revenue recognized on outstanding projects as of the end of the period.
Average Billable Full-time Equivalents (FTE’s) - The hours of available billable capacity in a given period divided by total standard hours for a full-time employee. This represents an average for the periods reported.
Days Sales Outstanding (DSO) - Accounts receivable as of the end of the applicable period (including unbilled receivables less deferred revenue) divided by our daily revenue (total revenue for the period divided by the number of calendar days in the period).
Utilization - Hours billed by project personnel in connection with specific revenue-generating projects divided by total hours of available capacity. Hours billed do not include marketing, selling, or proposal generation time.
Bookings to Revenue Ratio (B/R) - This ratio is determined by dividing total bookings for the period by total revenue. Ratios above 1.0 are indicative of a growing sales backlog.
NOTE: The metrics presented herein should be evaluated in conjunction with all other reports and documents filed by the Company with the Securities and Exchange Commission during each of the fiscal periods noted above.
Please see attached schedules for detailed financial information.
###

About Harris Interactive
Harris Interactive is one of the largest and fastest-growing market research firms in the world. The Company provides innovative research, insights and strategic advice to help its clients make more confident decisions which lead to measurable and enduring improvements in performance. Harris Interactive is widely known for The Harris Poll ®, one of the longest running, independent opinion polls and for pioneering online market research methods. The company has built what it believes to be the world’s largest panel of survey respondents, the Harris Poll Online. Harris Interactive serves clients worldwide through its North American, European and Asian offices and through a global network of independent market research firms. More information about Harris Interactive is available at www.harrisinteractive.com.
To become a member of the Harris Poll Online and be invited to participate in online surveys, register at http://www.harrispollonline.com.
Contact:
Dan Hucko
SVP, Corporate Communications — Investor Relations
Harris Interactive Inc.
585-214-7470
800-866-7655 x7470
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
Harris Interactive Inc. 2/08

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	June 30,
	2007	2007

Assets
Cash and cash equivalents	$33,299	$28,911
Marketable securities	—	4,418
Accounts receivable, net	43,768	34,794
Unbilled receivables	8,293	9,938
Prepaids and other current assets	6,968	6,964
Deferred tax assets	3,749	3,754
Assets held for sale	—	1,074

Total current assets	96,077	89,853

Property, plant and equipment, net	12,528	9,902
Goodwill	121,383	111,554
Other intangibles, net	23,411	11,788
Deferred tax assets	11,257	13,628
Other assets	2,640	1,401

Total assets	$267,296	$238,126

Liabilities and Stockholders’ Equity
Accounts payable	9,988	8,079
Accrued expenses	20,749	22,198
Current portion of long-term debt	6,925	19,625
Deferred revenue	22,558	17,575
Liabilities held for sale	—	330

Total current liabilities	60,220	67,807

Long-term debt	25,969	—
Deferred tax liabilities	4,197	859
Other long-term liabilities	1,214	1,016

Total stockholders’ equity	175,696	168,444

Total liabilities and stockholders’ equity	$267,296	$238,126

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue from services	$62,715	$55,735	$117,902	$102,948
Cost of services	30,468	26,616	57,696	49,093

Gross profit	32,247	29,119	60,206	53,855
Gross margin	51.4%	52.2%	51.1%	52.3%

Operating expenses:
Sales and marketing	6,151	5,316	11,838	9,975
General and administrative	20,128	16,917	38,477	34,252
Depreciation and amortization	2,505	1,606	4,795	3,316
Gain on sale of assets	—	(410)	—	(410)

Total operating expenses	28,784	23,429	55,110	47,133

Operating income	3,463	5,690	5,096	6,722
Operating margin	5.5%	10.2%	4.3%	6.5%

Interest and other income	307	615	679	1,193
Interest expense	(523)	(5)	(962)	(5)

Income from continuing operations before income taxes	3,247	6,300	4,813	7,910

Provision for income taxes	1,156	2,719	1,702	3,392

Income from continuing operations	2,091	3,581	3,111	4,518
Income from discontinued operations, net of tax	—	43	124	38

Net income	$2,091	$3,624	$3,235	$4,556

Basic net income per share:
Continuing operations	$0.04	$0.06	$0.06	$0.08
Discontinued operations	—	0.00	0.00	0.00

	$0.04	$0.06	$0.06	$0.08

Diluted net income per share:
Continuing operations	$0.04	$0.06	$0.06	$0.08
Discontinued operations	—	0.00	0.00	0.00

	$0.04	$0.06	$0.06	$0.08

Weighted average shares outstanding -
Basic	52,765,738	58,725,751	52,703,928	59,025,793

Diluted	52,863,437	59,003,309	52,812,896	59,292,912

Q2FY08
Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP Net Income	$2,091	$3,624	$3,235	$4,556
Income from discontinued operations, net of tax	—	(43)	(124)	(38)
Interest income	(307)	(615)	(679)	(1,193)
Interest expense	523	5	962	5
Provision for income taxes	1,156	2,719	1,702	3,392
Depreciation and amortization	2,505	1,606	4,795	3,316

EBITDA	$5,968	$7,296	$9,891	$10,038
Non-cash stock-based compensation*	1,113	920	2,187	1,959

[1] Adjusted EBITDA (EBITDA plus stock-based comp.)	$7,081	$8,216	$12,078	$11,997

Revenue from services	$62,715	$55,735	$117,902	$102,948
EBITDA margin	9.5%	13.1%	8.4%	9.8%
Adjusted EBITDA margin	11.3%	14.7%	10.2%	11.7%

*	Non-cash stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”).